Exhibit 16.1

SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

December 22, 2009

Office Of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated December 16, 2009 of SwissInso Holding Inc. fka Pashminadepot.com, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our resignation and our audit of the Company’s May 31, 2009 and 2008 financial statements.  We cannot confirm or deny that the appointment of EFP Rotenberg, LLP was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada

CC: U.S. Securities & Exchange Commission
      Office of the Chief Accountant
      100 F Street, NE
      Washington, DC 20549
      202-551-5300 Phone
      202-772-9252 Fax

Seale and Beers, CPAs                                               PCAOB & CPAB Registered Auditors
50 S. Jones Blvd, Ste 202, Las Vegas, NV  89107 (888)727-8251 Fax: (888)782-2351